Exhibit 99.3
COMED RATE CASE DOCKET NO. 05-0597
ILLINOIS COMMERCE COMMISSION FINAL ORDER 7/26/06
SUMMARY
REVENUE REQUIREMENT & INCREASE

	Revenue Requirement	Revenue Increase
ICC Final Order	$1,586 million	$8	million
ALJ Proposed Order*	$1,742 million	$164	million
ComEd	$1,896 million	$317	million

*	The revenue requirement of $1,742 million reflects the ALJ Proposed Order after adjustments.
RATE BASE

	Gross Plant	Net Plant	Rate Base
ICC Final Order	$11,522 million	$6,927 million	$5,521 million
ALJ Proposed Order	$11,504 million	$6,909 million	$6,159 million
ComEd	$11,530 million	$6,935 million	$6,187 million
PENSION ASSET

Allowance / Disallowance
ICC Final Order	Disallowed $853 million pension asset in rate base
ALJ Proposed Order	Same as ComEd
ComEd	Requested pension asset in rate base
     Reduction from ComEd’s Request ($317 million): $70 million

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COMED RATE CASE DOCKET NO. 05-0597
ILLINOIS COMMERCE COMMISSION FINAL ORDER 7/26/06
SUMMARY (Continued)
RATE OF RETURN & CAPITAL STRUCTURE

		Cost of
	Capital Structure	LT Debt	ROE	ROR
ICC Final Order	Common Equity 42.86%
	Long-Term Debt 57.14%	6.48%	10.045%	8.01%
ALJ Proposed Order	Common Equity 46.00%
	Long-Term Debt 54.00%	6.50%	10.19%	8.20%
ComEd	Common Equity 54.20%
	Long-Term Debt 45.80%	6.50%	11.00%	8.94%
     Reduction from ComEd’s Request ($317 million): $125 million
ADMINISTRATIVE & GENERAL EXPENSES

A&G Expense Recovery
ICC Final Order	$194 million
ALJ Proposed Order	Same as ComEd
ComEd	$255 million
     Reduction from ComEd’s Request ($317 million): $61 million
INCENTIVE COMPENSATION

Incentive Compensation Recovery
ICC Final Order	$10 million
ALJ Proposed Order	Disallowed recovery of Incentive Compensation
ComEd	$20 million
     Reduction from ComEd’s Request ($317 million): $10 million

COMED RATE CASE DOCKET NO. 05-0597
ILLINOIS COMMERCE COMMISSION FINAL ORDER 7/26/06
SUMMARY (Continued)
ICC FINAL ORDER COMPARISON TO COMED’S ORIGINAL REQUEST;
APPROVED REVENUE INCREASE ($8 MILLION)

Original Revenue Requirement Request	$317	million
Adjustments:
Rate of Return / Capital Structure	($125	) million
Pension Asset	($70	) million
A&G Expenses	($61	) million
Incentive Compensation	($10	) million
ComEd Adjustments	($38	) million
Miscellaneous Final Order Adjustments	($5	) million

Approved Increase in Rate Revenues	$8	million